EX-99.23.j
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to: 1) the use, in this Post-effective Amendment No. 2 to the Registration Statement on Form N-1A for the Alpha Analytics Investment Trust (File No. 811-9039) of our audit report dated August 24, 2000 and 2) all references to our firm included in or made a part of this Amendment, including the reference to our firm under the heading "Accountants" in the Statement of Additional Information and under the heading "Financial Statements" in the Prospectus..


/s/____________________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 19, 2000





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